EXHIBIT 99.2

George B. Sundby
Executive Vice President &
Chief Financial Officer
ABM Industries Incorporated
(415) 733-4000

ABM INDUSTRIES ANNOUNCES SECOND QUARTER FINANCIAL RESULTS

Company Achieves Record Quarterly Revenues

SAN FRANCISCO, CA — June 8, 2004 — ABM Industries Incorporated (NYSE:ABM), today reported net income for the second quarter of fiscal 2004 of $6.8 million ($0.14 per diluted share) compared to $9.9 million ($0.20 per diluted share) for the prior year second quarter. Net income for the second quarter of fiscal 2003 includes $0.6 million ($0.02 per diluted share) after-tax income from the Elevator operations that were sold to Otis Elevator in the fourth quarter of 2003. Sales and other income for the second quarter of 2004 were $590.3 million, up 4.9% from $562.5 million in the second quarter of fiscal 2003.

Net income for the second quarter includes two more days of labor expense on fixed-price Janitorial contracts compared to the same period last year of approximately $2.3 million ($0.05 per diluted share) after-tax. The second quarter results also include a $1.4 million ($0.03 per diluted share) after-tax non-cash expense associated with ABM’s adoption of Emerging Issues Task Force (EITF) Issue No. 02-17, “Recognition of Customer Relationship Intangible Assets Acquired in a Business Combination,” that was effective for business combinations completed after October 25, 2002(1) and resulting catch-up amortization booked in the second quarter of 2004. EITF No. 02-17 requires a purchaser to use the expected life of the customer relationship versus the contractual life of a contract in its valuation of intangible assets acquired. This intangible amortization expense has no cash impact on the Company.

Commenting on the results, Henrik Slipsager, ABM’s President & Chief Executive Officer, stated, “Operational performance was solid. Quarterly sales reached an all time quarterly high and earnings, exclusive of intangible amortization expense, were in line with previous guidance. I am also very pleased with the initial performance and integration of our recent acquisition — Security Services of America (SSA). Due to the timing, this acquisition only contributed 45 days of revenue and earnings to the second quarter’s results. We look forward to a full quarter of its contributions to the results in the third quarter.”

1	In the second quarter of 2004, the Company revised its purchase accounting for the three acquisitions completed in fiscal 2003 and recorded a $0.9 million ($0.02 per diluted share) after-tax catch up adjustment for the customer relationship intangible amortization through January 31, 2004, the end of the Company's first quarter of 2004, as well as a second quarter after-tax amortization expense of $0.5 million ($0.01 per diluted share) for 2003 acquisitions and second quarter 2004 acquisitions.

“The one disappointing performance came in Lighting, which remained adversely impacted by reduced retrofit projects. We have cut costs and taken a number of other steps to improve our results there. Last week, we announced that Eric Lazear has rejoined ABM as President of Lighting. Eric successfully led our Elevator operations for many years before it was sold. We are very excited to have Eric working for ABM once again.”

Net income for the six months ended April 30, 2004 was $13.9 million ($0.28 per diluted share) compared to $14.2 million ($0.29 per diluted share) reported for the first six months of fiscal 2003. Net income for the first six months of fiscal 2003 includes $1.2 million ($0.03 per diluted share) after-tax income from the discontinued Elevator operations. Sales and other income for the first six months of 2004 were $1,161.2 million, up 4.1% from $1,115.0 million for the first half of 2003.

Mr. Slipsager stated, “Our financial position remains very strong. Given the strength of our balance sheet and operating cash flow from continuing operations of more than $22.0 million during the second quarter, we remain well positioned to grow our business. Based on our current business climate, and considering the additional non-cash amortization expense of approximately $1.0 million after-tax for the last half of the year associated with acquired customer relationships, we believe ABM will achieve fiscal 2004 earnings in the range of $0.80 to $0.85 per diluted share.”

     Wednesday morning, June 9th, at 9:00 a.m. (EDT), ABM will host a live webcast of remarks by President & Chief Executive Officer Henrik C. Slipsager, and Executive Vice President & Chief Financial Officer George B. Sundby. The webcast will be accessible at http://www.irconnect.com/primecast/04/q2/abm_2q2004.html. Listeners are asked to be online at least fifteen minutes early to register, as well as to download and install any complimentary audio software that might be required. Following the call, the webcast will be available at this URL for one year.

     In addition to the webcast, a limited number of toll-free telephone lines will also be available for listeners who are among the first to call 877/440-9648 within fifteen minutes before the event. Telephonic replays will be accessible during the period from two to 48 hours after the call by dialing 800/642-1687, and then entering ID #7723696.

     ABM Industries Incorporated is one of the largest facility services contractors listed on the New York Stock Exchange. With fiscal 2003 revenues in excess of $2.2 billion and more than 70,000 employees, ABM provides janitorial, parking, engineering, security, lighting and mechanical services for thousands of commercial, industrial, institutional and retail facilities in hundreds of cities in the United States and British Columbia, Canada. The ABM Family of Services includes ABM Janitorial, Ampco System Parking, ABM Engineering, American Commercial Security (ACSS), Security Services of America (SSA), Amtech Lighting, CommAir Mechanical and ABM Facility Services.

     Certain statements made in this press release, including statements regarding ABM’s expected financial performance are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 that are subject to meaningful risks and uncertainties. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: (1) a decline in commercial office building occupancy and rental rates could affect the Company’s sales and profitability, (2) an increase in costs that the Company cannot pass on to customers could affect profitability, (3) the financial difficulties or bankruptcy of one or more of the Company’s major customers could adversely affect results, (4) the Company could experience major collective bargaining disputes that would lead to the loss of sales or expense increases, (5) the Company is subject to intense competition, (6) the Company’s success depends on its ability to preserve its long-term relationships with its customers, (7) weakness in airline travel and the hospitality industry could adversely impact the Company’s Parking results, (8) a continued slowdown in capital investments by customers could negatively impact the project sales of the Lighting and Mechanical segments, (9) acquisition activity could slow or be unsuccessful, (10) the Company incurs significant accounting and other control costs, which could increase, (11) an inadequacy in the Company’s self-insurance reserves, or the cancellation or non-renewal of the Company’s primary insurance policies, could adversely impact the Company’s results, or (12) other issues and uncertainties which may include: labor shortages that adversely affect the Company’s ability to employ entry level personnel, a reduction or revocation of the Company’s line of credit that could increase interest expense and the cost of capital, legislation or other governmental action that detrimentally impacts the Company’s expenses or reduces sales by adversely affecting the Company’s customers such as state or locally-mandated healthcare benefits, new accounting pronouncements or changes in accounting policies, impairment of goodwill and other intangible assets, the resignation, termination, death or disability of one or more of the Company’s key executives that adversely affects customer retention or day-to-day management of the Company, and inclement weather which could disrupt the Company in providing its services.

BALANCE SHEET SUMMARY

	April 30,	October 31,	Increase
	2004	2003	(Decrease)
Assets	(UNAUDITED)
Cash and cash equivalents	$60,175,000	$110,947,000	-45.8%
Trade accounts receivable, net	291,686,000	287,906,000	1.3%
Other current assets	105,832,000	101,795,000	4.0%

Total current assets	457,693,000	500,648,000	-8.6%
Goodwill	220,787,000	201,866,000	9.4%
Other intangibles, net	23,867,000	3,691,000	546.6%
All other assets	94,082,000	89,778,000	4.8%

Total assets	$796,429,000	$795,983,000	0.1%

Liabilities
Current liabilities	$244,684,000	$256,691,000	-4.7%
Non-current liabilities	98,728,000	95,256,000	3.6%

Total liabilities	343,412,000	351,947,000	-2.4%
Stockholders’ Equity	453,017,000	444,036,000	2.0%

Total liabilities and stockholders’ equity	$796,429,000	$795,983,000	0.1%

SELECTED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended April 30,		Increase
	2004	2003	(Decrease)
Net cash flows from continuing operating activities	$22,296,000	$(553,000)	—
Net operational cash flows from discontinued operation	—	5,982,000	—

Net Cash Provided By Operating Activities	$22,296,000	$5,429,000	310.7%
Net Cash Used In Investing Activities	$(49,452,000)	$(4,511,000)	996.3%
Common stock issued	$1,506,000	$3,115,000	-51.7%
Dividends paid	(4,880,000)	(4,670,000)	4.5%

Net Cash Used In Financing Activities	$(3,374,000)	$(1,555,000)	117.0%

	Six Months Ended April 30,		Increase
	2004	2003	(Decrease)
Net cash flows from continuing operating activities	$36,333,000	$16,941,000	114.5%
Net operational cash flows from discontinued operation	(30,507,000)	6,302,000	—

Net Cash Provided By Operating Activities	$5,826,000	$23,243,000	-74.9%
Net Cash Used In Investing Activities	$(50,836,000)	$(21,222,000)	139.5%
Common stock issued	$5,662,000	$7,674,000	-26.2%
Stock buyback	(1,689,000)	(9,297,000)	-81.8%
Dividends paid	(9,735,000)	(9,310,000)	4.6%

Net Cash Used In Financing Activities	$(5,762,000)	$(10,933,000)	-47.3%

INCOME STATEMENT (UNAUDITED)

	Three Months Ended April 30,		Increase
	2004	2003	(Decrease)
Revenues
Sales and other income	$590,345,000	$562,537,000	4.9%
Expenses
Operating expenses and cost of goods sold	533,124,000	505,207,000	5.5%
Selling, general and administrative expenses	43,936,000	42,320,000	3.8%
Intangible amortization	2,545,000	297,000	756.9%
Interest expense	241,000	178,000	35.4%

	579,846,000	548,002,000	5.8%

Income from continuing operations before income taxes	10,499,000	14,535,000	-27.8%
Income taxes	3,715,000	5,287,000	-29.7%

Income from continuing operations, net of income taxes	6,784,000	9,248,000	-26.6%
Income from discontinued operation, net of income taxes	—	644,000	—

Net Income	$6,784,000	$9,892,000	-31.4%

Net Income Per Common Share — Basic
From continuing operations	$0.14	$0.19	-26.3%
From discontinued operation	—	0.01	—

	$0.14	$0.20	-30.0%

Net Income Per Common Share — Diluted
From continuing operations	$0.14	$0.18	-22.2%
From discontinued operation	—	0.02	—

	$0.14	$0.20	-30.0%

Average Common And Common Equivalent Shares
Basic	48,713,000	48,994,000	-0.6%
Diluted	50,145,000	49,877,000	0.5%

	Six Months Ended April 30,		Increase
	2004	2003	(Decrease)
Revenues
Sales and other income	$1,161,168,000	$1,114,981,000	4.1%
Expenses
Operating expenses and cost of goods sold	1,049,959,000	1,009,260,000	4.0%
Selling, general and administrative expenses	86,194,000	84,779,000	1.7%
Intangible amortization	2,844,000	559,000	408.8%
Interest expense	491,000	287,000	71.1%

	1,139,488,000	1,094,885,000	4.1%

Income from continuing operations before income taxes	21,680,000	20,096,000	7.9%
Income taxes	7,740,000	7,098,000	9.0%

Income from continuing operations, net of income taxes	13,940,000	12,998,000	7.2%
Income from discontinued operation, net of income taxes	—	1,232,000	—

Net Income	$13,940,000	$14,230,000	-2.0%

Net Income Per Common Share — Basic
From continuing operations	$0.29	$0.27	7.4%
From discontinued operation	—	0.02	—

	$0.29	$0.29	0.0%

Net Income Per Common Share — Diluted
From continuing operations	$0.28	$0.26	7.7%
From discontinued operation	—	0.03	—

	$0.28	$0.29	-3.4%

Average Common And Common Equivalent Shares
Basic	48,613,000	49,023,000	-0.8%
Diluted	49,965,000	49,925,000	0.1%

SALES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Three Months Ended April 30,		Increase
	2004	2003	(Decrease)
Sales and Other Income
Janitorial	$355,331,000	$343,505,000	3.4%
Parking	93,670,000	91,659,000	2.2%
Engineering	48,801,000	43,945,000	11.1%
Security	52,098,000	39,008,000	33.6%
Lighting	28,937,000	33,577,000	-13.8%
Other	11,304,000	10,741,000	5.2%
Corporate	204,000	102,000	100.0%

	$590,345,000	$562,537,000	4.9%

Operating Profit
Janitorial	$10,181,000	$15,570,000	-34.6%
Parking	1,657,000	1,022,000	62.1%
Engineering	2,847,000	2,586,000	10.1%
Security	1,716,000	1,160,000	47.9%
Lighting	666,000	1,813,000	-63.3%
Other	144,000	70,000	105.7%
Corporate expenses	(6,471,000)	(7,508,000)	-13.8%

Operating Profit From Continuing Operations	10,740,000	14,713,000	-27.0%
Interest expense	(241,000)	(178,000)	35.4%

Income from continuing operations before income taxes	$10,499,000	$14,535,000	-27.8%

	Six Months Ended April 30,		Increase
	2004	2003	(Decrease)
Sales and Other Income
Janitorial	$705,936,000	$674,357,000	4.7%
Parking	187,528,000	186,074,000	0.8%
Engineering	96,977,000	89,572,000	8.3%
Security	92,974,000	76,797,000	21.1%
Lighting	55,550,000	66,723,000	-16.7%
Other	21,752,000	21,225,000	2.5%
Corporate	451,000	233,000	93.6%

	$1,161,168,000	$1,114,981,000	4.1%

Operating Profit
Janitorial	$23,010,000	$23,377,000	-1.6%
Parking	2,701,000	1,612,000	67.6%
Engineering	5,412,000	4,616,000	17.2%
Security	3,193,000	2,502,000	27.6%
Lighting	1,284,000	2,493,000	-48.5%
Other	406,000	(53,000)	—
Corporate expenses	(13,835,000)	(14,164,000)	-2.3%

Operating Profit From Continuing Operations	22,171,000	20,383,000	8.8%
Interest expense	(491,000)	(287,000)	71.1%

Income from continuing operations before income taxes	$21,680,000	$20,096,000	7.9%